certification

Bradley Roth, Principal Executive Officer/President, and Kyle Wiggs, Principal Financial Officer/Treasurer, of THOR Financial Technologies Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended February 29, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                             Principal Financial Officer/Treasurer

THOR Financial Technologies Trust                              THOR Financial Technologies Trust

/s/ Bradley Roth                                                          /s/ Kyle Wiggs

Bradley Roth                                                              Kyle Wiggs

Date: 5/3/2024                                                             Date: 5/3/2024

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.